UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2010

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, the Compensation Committee of the Board of Directors of salesforce.com, inc. (the “Company”) approved changes to the compensation packages of Mr. Marc Benioff, our principal executive officer; Mr. Graham Smith, our principal financial officer; and the following named executive officers: Messrs. Parker Harris, George Hu and Frank van Veenendaal (collectively, the “Named Executive Officers”). The table below sets forth the annual base salary and annual target bonus for the respective Named Executive Officer and will be effective on February 1, 2011. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Mahalo Bonus Plan. The Company’s Fiscal Year 2012 will be from February 1, 2011 to January 31, 2012.

Name	Annual Base Salary for Fiscal Year 2012	Annual Target Bonus for Fiscal Year 2012
Marc Benioff	$1,000,000	$1,500,000
Graham Smith	$480,000	$360,000
Parker Harris	$450,000	$337,500
George Hu	$450,000	$337,500
Frank van Veenendaal	$420,000	$420,000

The Compensation Committee also approved equity grants to the Named Executive Officers. Mr. Benioff received an option grant to purchase 350,000 shares of common stock at the fair market value on the grant date, subject to the Company’s standard vesting schedule. Messrs. Smith, Harris, Hu and van Veenendaal each received an option grant to purchase 60,000 shares of common stock at the fair market value on the grant date and 5,000 restricted stock units, subject in each case to the Company’s standard vesting schedule. The equity awards were granted pursuant to the Company’s normal granting schedule on November 23, 2010 and follows the Company’s granting schedule for follow-on equity grants to executive officers.

Item 7.01 Regulation FD Disclosure.

Mr. Marc Benioff, Chairman of the Board and Chief Executive Officer of the Company, adopted a sixth Rule 10b5-1 trading plan (the “Sixth Plan”) on September 13, 2010 relating to the charitable gifting of a portion of his shares of Company common stock (the “Shares”) in a manner intended to satisfy the provisions of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. The Sixth Plan is separate from previously announced trading plans adopted by Mr. Benioff, and his previously adopted trading plan remains in effect without modification.

The Sixth Plan provides solely for charitable gifts during December 2010 of up to 346,006 Shares to funds or organizations qualifying as public charities pursuant to Internal Revenue Code Section 501(c)(3). Unless otherwise directed by Mr. Benioff, all gifts under the Sixth Plan will be made to the University of California, San Francisco Medical Center and its Children’s Hospital, in furtherance of Mr. Benioff’s previously announced pledged gifts. As of November 24, 2010, Mr. Benioff had beneficial ownership of 10,606,006 Shares. Actual transactions will be reported through filings made with the Securities and Exchange Commission as required.

While the Company has previously disclosed that Mr. Benioff and other of its officers and directors have implemented Rule 10b5-1 trading plans, the Company does not undertake to report on trading plans of its officers and directors, nor to report modifications, terminations, transactions or other activities under Mr. Benioff’s trading plans or the trading plans of any other officer or director, except as may be required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2010	salesforce.com, inc.

/S/ David Schellhase
David Schellhase Executive Vice President, Legal